Exhibit 99.1

FOR IMMEDIATE RELEASE Investors and Media: Julie Dewey, IRC Nevro Corp. Chief Corp Communications and Investor Relations Officer 650-433-3247 | julie.dewey@nevro.com

Nevro Names Kevin Thornal as New Chief Executive Officer and President

D. Keith Grossman to be Appointed as Executive Chairman

Company Announces Preliminary, Unaudited Worldwide Revenue for First Quarter of 2023 of

$96.3 Million and Reaffirms Full-Year 2023 Revenue and Non-GAAP Adjusted EBITDA Guidance

REDWOOD CITY, California – April 19, 2023 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today announced that Kevin Thornal has been appointed Chief Executive Officer and President of Nevro, effective April 24, 2023, and will also be appointed to the Board of Directors. Mr. Thornal succeeds D. Keith Grossman, who is retiring as Chief Executive Officer and President, also effective April 24, 2023. Mr. Grossman will be appointed to serve as Executive Chairman. The company also announced its preliminary, unaudited revenue for the first quarter of 2023 and reaffirmed its full-year 2023 guidance provided on February 16, 2023.

“On behalf of the Board and our entire company, I am excited to welcome Kevin to the Nevro team,” said D. Keith Grossman, Chairman, CEO and President of Nevro. “Throughout his career, Kevin has established an excellent track record of leading medical technology businesses that deliver strong growth and commercial excellence. Kevin is an impressive rising leader in our industry and is an ideal fit in every way with where Nevro is today and where we believe it can go in the future. It’s been a great privilege to lead this company over the past four years and extremely rewarding to work alongside the talented and dedicated individuals who are committed to Nevro’s vision, mission and values. I look forward to a smooth transition and to working to support Kevin and his team as Executive Chairman.”

Mr. Thornal, 49, is a seasoned leader with 20 years of senior management experience, including nearly nine years at Hologic, Inc., where he most recently served as Group President, Global Diagnostic Solutions, since April 2022. Under Kevin’s leadership, this group of businesses delivered above-market revenue growth rates, achieving about $2.9 billion in worldwide diagnostics sales including the impact of COVID testing revenue. Mr. Thornal joined Hologic in 2014 as Vice President, Customer Experience, Field Service and Clinical Applications for the Breast and Skeletal Health division. He transitioned to Vice President, Breast and Skeletal Health for the Europe, Middle East and Africa region in early 2016, and was promoted to President, Medical Aesthetics in July 2017. In July 2019, he was promoted to President, Diagnostic Solutions where he led the division during the COVID-19 pandemic, rapidly launching three highly accurate molecular diagnostic COVID-19 tests in the fight against the global pandemic, and leading multiple acquisitions. Prior to Hologic, he held various roles of increasing responsibility at Stryker from 2004 to 2014 in sales, marketing and business development. Mr. Thornal received a BA in History, with minors in English and Secondary Education, from Southern Methodist University.

“I am delighted to join Nevro at this exciting time and look forward to furthering its mission of delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment,” said Mr. Thornal. “Keith and the Nevro team have built a powerful platform for Nevro’s future. I am proud to join this talented team and am committed to further advancing Nevro’s vision and strategy and to delivering attractive returns to our shareholders.”

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“On behalf of the entire Nevro Board, I would like to thank Keith for his leadership and commitment to the company over the last four years as President and CEO,” said Michael DeMane, Lead Director of Nevro. “Keith guided the company through a challenging period in our industry and has built a strong strategy and foundation for the company’s future growth. We are pleased that he will continue to serve as our Executive Chairman and look forward to his continued leadership on the Board.”

Preliminary, Unaudited First Quarter 2023 Revenue and Full-Year 2023 Guidance

Preliminary, unaudited first quarter 2023 worldwide revenue is expected to be approximately $96.3 million, an increase of 10% as reported and 11% on a constant currency basis compared to the first quarter of 2022. Worldwide PDN indication sales are expected to represent approximately $15.6 million in the first quarter of 2023, an increase of 160% compared to the first quarter of 2022. Preliminary, unaudited first quarter 2023 U.S. revenue is expected to be approximately $82.3 million, reflecting growth of 12% over the first quarter of 2022.

The company reaffirmed its full-year 2023 worldwide revenue guidance of approximately $445 million to $455 million and its full-year 2023 non-GAAP adjusted EBITDA guidance of a loss of approximately $5 million to $10 million.

Non-GAAP adjusted EBITDA excludes interest, taxes, and non-cash items such as stock-based compensation and depreciation and amortization, as well as litigation-related expenses, certain litigation charges and credits and other adjustments such as restructuring charges. Please see financial table for GAAP to non-GAAP reconciliation.

Nevro plans to report its full financial results and provide more detail for its first quarter 2023 financial results after the market closes on Wednesday, April 26, 2023, to be followed by its quarterly conference call at 1:30 pm Pacific Time that day.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 100,000 patients globally. Nevro’s comprehensive HFX™ spinal cord stimulation (SCS) platform includes a Senza SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Senza®, Senza II®, Senza Omnia™, and HFX iQ™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy™. Nevro’s unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the

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NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents.

To learn more about Nevro, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the company's current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: our preliminary, unaudited first quarter 2023 revenue, full-year 2023 financial guidance and statements regarding our future growth or potential. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 21, 2023, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

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Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net income (loss), as prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), to Adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of guidance:

	Year Ended
	December 31, 2023
	(Low Case)	(High Case)

GAAP Net Loss	$(88,000)	$(83,000)
Non-GAAP Adjustments	78,000	78,000
Adjusted EBITDA	$(10,000)	$(5,000)

Management uses certain non-GAAP financial measures, most specifically Adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the company’s operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the company’s business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the company’s underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP Adjusted EBITDA, the company further adjusts for the following items:

•
Stock-based compensation expense – The company excludes non-cash costs related to the company’s stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the company.
•
Certain litigation charges (credits) – The company excludes certain non-recurring litigation charges (credits) associated with patent litigation legal judgement and settlement, which management considers not related to the underlying operating performance of the business.
•
Litigation-related expenses – The company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.

Full-year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Amounts may not add due to rounding.

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